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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 33-77024) and in the Registration Statements on Form S-8 (No. 333-43756, No. 333-52020, No. 33-85692, No. 33-50564, No. 33-56756, No.
33-67160, No. 33-73680, No. 33-98750, No. 33-92302, No. 333-242, No. 333-5719,
No. 333-5721, No. 333-24207, No. 333-27089, No. 333-27091, No. 333-39093, No.
333-39095, No. 333-61889, No. 333-95601, and No. 333-95603) of Callaway Golf
Company of our report dated March 19, 2001 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 19, 2001 relating to the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

San Diego, California
March 29, 2001